WARRANT

DOCUMENT SECURITY SYSTEMS, INC.

WARRANT TO PURCHASE COMMON STOCK

VOID AFTER 5:30 P.M., EASTERN

TIME, ON THE EXPIRATION DATE

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

As consideration for consulting services to be performed under a Consulting Agreement dated February 20, 2012, DOCUMENT SECURITY SYSTEMS, INC., a New York corporation (the “Company”), on even date hereof (the “Issuance Date”) hereby agrees to sell upon the terms and on the conditions hereinafter set forth, but no later than 5:30 p.m., Eastern Time, on the Expiration Date (as hereinafter defined) to ipCAPITAL GROUP, INC. or registered assigns (the “Holder”), two-hundred thousand (200,000) fully paid and non-assessable shares of the Company’s Common Stock, par value $0.02 per share (the “Warrant Stock”), at a price of $4.50 per share (the “Warrant Price”), pursuant to this warrant (this “Warrant”). Holder’s right to purchase under this Warrant shall be subject to and contingent upon (i) the vesting schedule set forth hereunder, and (ii) the Company receiving prior NYSE Amex additional listing approval for the underlying Warrant Stock. The number of shares of Warrant Stock to be so issued and Warrant Price are subject to adjustment in certain events as hereinafter set forth. The term “Common Stock” or “Warrant Stock” shall mean, when used herein, unless the context otherwise requires, the stock receivable upon the exercise of this Warrant.

1.          Exercise of Warrant.

a.           The Holder may exercise this Warrant according to its terms by (i) surrendering this Warrant, properly endorsed, to the Company at the address set forth in Section 10, (ii) executing the subscription form attached hereto (the “Form of Exercise”), and (iii) submitting payment of the purchase price to the Company for the number of shares of the Warrant Stock specified in the Form of Exercise, or as otherwise provided in this Warrant, prior to 5:30 p.m., Eastern Time, on February 20, 2017 (the “Expiration Date”). Such exercise shall be deemed effected by the surrender of the Warrant, together with a duly executed copy of the Form of Exercise, to Company at its principal office along with payment to the Company of an amount equal to the aggregate Warrant Price for the number of shares of Warrant Stock being purchased in cash, check or bank draft.

b.           This Warrant may be exercised in whole or in part. If exercised in part, the Company shall deliver to the Holder a new Warrant, identical in form, in the name of the Holder, evidencing the right to purchase the number of shares of Warrant Stock as to which this Warrant has not been exercised. The term Warrant as used herein shall include any subsequent Warrant issued as provided herein.

c.           No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. If any fraction of a Warrant Stock would, except for the provisions of this Section 1(c), be issuable on the exercise of a Warrant, the number of Warrant Stock to be issued by the Company shall be rounded to the nearest whole number, with one-half or greater being rounded up.

d.           In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Stock so purchased, registered in the name of the Holder, shall be delivered to the Holder within a reasonable time after such rights shall have been so exercised. The person or entity in whose name any certificate for the Warrant Stock is issued upon exercise of the rights represented by this Warrant shall for all purposes be deemed to have become the holder of record of such shares immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the opening of business on the next succeeding date on which the stock transfer books are open.

2.          Vesting of Warrant. This Warrant shall vest and become exercisable pursuant to the following schedule:

(i)          This Warrant shall vest and become exercisable to the extent of 33 1/3% of the Warrant Stock upon each of the first, second and third anniversary dates, respectively, of the Issuance Date.

3.          Disposition of Warrant and Warrant Stock.

a.           The Holder hereby acknowledges that this Warrant and any Warrant Stock purchased pursuant hereto are, as of the date hereof, not registered: (i) under the Securities Act of 1933, as amended (the “Act”), on the ground that the issuance of this Warrant is exempt from registration under Section 4(2) of the Act and/or Regulation D thereunder as not involving any public offering or (ii) under any applicable state securities law because the issuance of this Warrant does not involve any public offering; and that the Company’s reliance on the Section 4(2) exemption of the Act and/or Regulation D and the other rules and regulations promulgated thereunder, and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder that it is acquiring this Warrant and will acquire the Warrant Stock for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.

The Holder hereby agrees that it will not sell or transfer all or any part of this Warrant and/or Warrant Stock unless and until it shall first have given notice to the Company describing such sale or transfer and furnished to the Company either (i) an opinion, satisfactory to counsel for the Company, to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under any state law, or (ii) an interpretative letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act.

b.           If, at the time of issuance of the shares issuable upon exercise of this Warrant, no registration statement is in effect with respect to such shares under applicable provisions of the Act, the Company may at its election require that the Holder provide the Company with written reconfirmation of the Holder’s investment intent and that any stock certificate delivered to the Holder of a surrendered Warrant shall bear legends reading substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate “stop transfer” orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

4.          Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant. The Company further agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will be duly authorized and will, upon issuance and against payment of the exercise price, be validly issued, fully paid and non-assessable, free from all taxes, liens, charges and preemptive rights with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws.

5.          Exchange, Transfer or Assignment of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, along with a duly executed assignment form and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

6.          Capital Adjustments. This Warrant is subject to the following provisions:

A.      Adjustment for Stock Splits, Stock Dividends, Recapitalizations. The number of Warrant Stock issuable upon exercise of each Warrant and the Warrant Price shall each be proportionately adjusted to reflect any stock dividend, stock split, reverse stock split, recapitalization or the like affecting the number of outstanding shares of Common Stock that occurs after the date hereof.

B.      Adjustments for Reorganization, Consolidation, Merger. If after the date hereof, the Company (or any other entity, the stock or other securities of which are at the time receivable on the exercise of the Warrants), consolidates with or merges into another entity or conveys all or substantially all of its assets to another entity, then, in each such case, Holder, upon any permitted exercise of a Warrant, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of the Warrant prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if such Holder had exercised the Warrant immediately prior thereto. The successor or purchasing entity in any such reorganization, consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to Holder a written acknowledgment of such entity’s obligations under the Warrants and this Agreement.

C.      Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, then the Warrant Price shall be adjusted as provided in Section 5(C) and the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock that the Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto.

D.      Purchase Adjustments. Except as otherwise provided herein, whenever the number of shares of Warrant Stock purchasable upon exercise of this Warrant is adjusted, as herein provided, the Warrant Price payable upon the exercise of this Warrant shall be adjusted to that price determined by multiplying such Warrant Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately prior to such adjustment, and (ii) the denominator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately thereafter. The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 5 shall exclude any shares then directly or indirectly held in the treasury of the Company.

E.      Exception to Purchase Adjustments. The Company shall not be required to make any adjustment pursuant to this Section 5 if the amount of such adjustment would be less than one percent (1%) of the Warrant Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Warrant Price in effect immediately before the event giving rise to such next subsequent adjustment. Following each computation or readjustment as provided in this Section 5, the new adjusted Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant shall remain in effect until a further computation or readjustment thereof is required.

7.          Notice to Holders.

a.            In case:

(i)          the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

(ii)         of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

(iii)        of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date therein specified, or if no record date shall have been specified therein, at least ten (10) days prior to such specified date, provided, however, failure to provide any such notice shall not affect the validity of such transaction.

8.          Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence satisfactory to it, in the exercise of its reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof, without expense to the Holder, a new Warrant of like tenor dated the date hereof.

9.          Warrant Holder Not a Stockholder. The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company.

10.         Notices. Any notice required or contemplated by this Warrant shall be deemed to have been duly given if transmitted by registered or certified mail, return receipt requested, or nationally recognized overnight delivery service, to the Company at its principal executive offices located at 28 Main Street East, Suite 1525, Rochester, New York 14614, Attn: Chief Executive Officer, or to the Holder at the name and address set forth in the Warrant Register maintained by the Company.

11.         Choice of Law. THIS WARRANT IS ISSUED UNDER AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

12.         Venue. THE HOLDER BY RECEIPT OF THIS WARRANT HEREBY CONSENTS TO AND IRREVOCABLY SUBMITS TO PERSONAL JURISDICTION OVER SUCH HOLDER BY THE APPLICABLE STATE OR FEDERAL COURTS OF THE STATE OF NEW YORK, COUNTY OF MONROE, IN ANY ACTION OR PROCEEDING, IRREVOCABLY WAIVES TRIAL BY JURY AND PERSONAL SERVICE OF ANY AND ALL PROCESS AND OTHER DOCUMENTS AND SPECIFICALLY CONSENTS THAT IN ANY SUCH ACTION OR PROCEEDING, ANY SERVICE OF PROCESS MAY BE EFFECTUATED UPON THE HOLDER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, IN ACCORDANCE WITH SECTION 9 AND WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS WARRANT .

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IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed on its behalf, in its corporate name and by its duly authorized officer, as of this 20th day of February, 2012.

DOCUMENT SECURITY SYSTEMS, INC.

By:	/s/ Patrick White
Name: Patrick White
Title: Chief Executive Officer

FORM OF EXERCISE

(to be executed by the registered holder hereof)

The undersigned hereby exercises the right to purchase _________ shares of common stock, par value $0.02 per share (“Common Stock”), of Document Security Systems, Inc. evidenced by the within Warrant for a Warrant Price of $______ per share and herewith makes payment of the purchase price in full of $__________ in cash. Kindly issue certificates for shares of Common Stock (and for the unexercised balance of the Warrants evidenced by the within Warrant Certificate, if any) in accordance with the instructions given below.

Dated:____________________ , 20___ .

______________________________

Instructions for registration of stock

_____________________________

Name (Please Print)

Social Security or other identifying Number:

Address:__________________________________

City/State and Zip Code

Instructions for registration of certificate representing

the unexercised balance of Warrants (if any)

_____________________________

Name (Please Print)

Social Security or other identifying Number: ___________

Address:____________________________________

City, State and Zip Code

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